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                                                               Exhibit  23.2
                                                               -------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Staples, Inc. 1997 United Kingdom Savings Related Share Option Scheme of our report dated March 3, 1997, except for Note B, as to which the date is April 22, 1997, with respect to the consolidated financial statements of Staples, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended February 1, 1997, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP





November 7, 1997
Boston, Massachusetts